SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

     FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 27, 2004

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Number

1-8788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 895-0400 (89511) (775) 834-4011	88-0198358

1-4698	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 89146 (702) 367-5000	88-0045330

None
(Former name, former address and former fiscal year, if changed since last report)

Item 5. Other Events

     On April 21, 2003, Sierra Pacific Resources (SPR) and its wholly-owned subsidiary, Nevada Power Company (NPC) filed a complaint in the U.S. District Court for the District of Nevada against El Paso Corporation, Sempra Energy, Dynegy Holdings, and a number of other natural gas producers seeking $600 million in total damages. The Complaint alleged, among other things, that as a result of the defendants’ conspiracies and fraudulent behavior, SPR and NPC were forced to enter into natural gas contracts “at artificially high, supracompetitive prices.”

     On January 27, 2004, the court dismissed SPR’s and NPC’s complaint against all of the defendants. Counsel for SPR and NPC are reviewing the matter to determine what action, if any, would be most appropriate in response to the decision.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not required

(b)	Pro forma financial information

Not required

(c)	Exhibits

Not required

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)

Date: January 28, 2004	By:	/s/ John E. Brown John E. Brown Vice President and Controller

Nevada Power Company (Registrant)

Date: January 28, 2004	By:	/s/ John E. Brown John E. Brown Vice President and Controller